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                                                                   EXHIBIT 23.12




                                LETTER OF CONSENT



We consent to the reference to our firm name in this Amendment No. 2 to the Registration Statement on Form S-4 and the reference to our firm name and our reports providing estimates of a portion of the natural gas, natural gas liquids and conventional oil reserves of Anderson Exploration Ltd. as of March 31, 2000 and September 30, 2000 in this Registration Statement of Devon Energy Corporation.



                                                     Yours very truly,


                                                     GILBERT LAUSTSEN JUNG
                                                     ASSOCIATES LTD.


                                                     /s/  Dana B. Laustsen

                                                     Dana B. Laustsen, P. Eng.
                                                     Executive Vice President



Calgary, Alberta
October 26, 2001